Exhibit 99.1

Bionik Laboratories Corp. and Curexo Enter Exclusive
Distribution Agreement for Sale of Robotic
Rehabilitation Systems in U.S. and South Korea

Agreement further expands Bionik’s footprint in Asia though Curexo’s sales and distribution network in South Korea; Initial orders for each company’s technology to ship in the coming weeks

TORONTO and BOSTON, March 7, 2018 — Bionik Laboratories Corp. (OTCQB:BNKL) (“Bionik” or the "Company"), a robotics company focused on providing rehabilitation and assistive technology solutions from hospital to home for individuals with neurological and mobility challenges, today announced it has entered into an exclusive distribution agreement for the sale of its InMotion Robotic Systems in South Korea with Curexo. As part of the agreement, Bionik also becomes the exclusive distributor of Curexo’s Morning Walk lower body rehabilitation technology within the United States.

The agreement between the two companies will provide Curexo with the exclusive right to market and sell Bionik’s innovative robotic products in South Korea, including its InMotion ARM, InMotion HAND, and InMotion WRIST, which are all interactive robotic products that assist the patients’ movement as they progress through their rehabilitation. Extensive clinical data on more than 1,000 patients has demonstrated that the InMotion robots provide more effective patient outcomes than traditional manual therapy alone. Initial orders for each company’s technology will ship in the coming weeks.

Curexo is a manufacturer and importer of surgical and medical robots in South Korea, whose largest shareholders are Korea Yakult Corp. and Hyundai Heavy Industries. The agreement provides Bionik with the exclusive right to market and sell Curexo’s Morning Walk lower body rehabilitation technology within the United States.

The Morning Walk is a gait training robot designed for the rehabilitation of people with walking impairments due to injury or illness. The unique body weight support system unloads the patient using an adjustable saddle seat design, which avoids the need for an uncomfortable and time consuming harness body weight support system. The end-effector design of the Morning Walk also enables more effective gait training by providing varied and progressively challenging walking experiences such as floor, ramp, and stair walking. This product can easily accommodate and effectively treat a large and diverse population of patients; from children to older adults and those with neurological to orthopedic impairments. Using interactive virtual reality software, therapy activities are designed to be motivating, engaging, and meaningful for patients undergoing rehabilitation.

“We are excited to enter into this agreement with Curexo, and to expand our global footprint throughout Asia and into South Korea,” said Dr. Eric Dusseux, Chief Executive Officer of Bionik Laboratories. “Stroke is a tremendous detriment to the Asian community, and there is a great need for innovative therapeutic rehabilitation technologies to treat patients and help them regain their mobility. We believe Curexo is the right partner to penetrate the market, and work with to become the standard of care for stroke rehabilitation in South Korea. We also believe that the coming together of Curexo’s innovative product for lower body rehabilitation empowers us to provide an even wider array of technology solutions within the United States. We are optimistic about the Morning Walk’s prospects and committed to creating a long-term partnership with Curexo”

“We are pleased to partner with Bionik for distribution of our robotics systems in the U.S., as they are a recognized industry leader in the rehabilitation market and have a history of successful business relationships within the country,” said Jung SH, Chief Technology Officer, Curexo. “We believe the exclusive opportunity to sell the InMotion Systems in South Korea will also increase our sales pipeline, as we showcase how innovative the technology is and the care it can provide to the South Korean people.”

Bionik’s robotic solutions are currently providing effective and affordable patient care with respect to treatment of neurological disorders in 20 countries and in over 200 hospitals. Bionik has seven robotic products, of which three are FDA-cleared and in the market globally, and four products that are in various stages of development. Its InMotion ARM, InMotion HAND, and InMotion WRIST interactive robotic therapy systems sense a patient’s movement and respond to a patient’s continually-changing ability, all in real time.

This agreement furthers the Company’s footprint in Asia; last year it entered into an exclusive licensing agreement for the sale of its InMotion technology in China.

About Bionik Laboratories

Bionik Laboratories (OTCQB:BNKL) is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and four products in varying stages of development.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn, and Facebook.

About Curexo

Curexo is a medical robotics company that develops and sells orthopedic surgical robots, interventional robots, and rehabilitation robots. The company also imports the world's first artificial joint surgery robot from US affiliates and commercializes it in Korea. Curexo is a leading medical robot company in Korea and the company has the philosophy of providing differentiated products and medical solutions to patients with advanced technologies.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other robotic rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and success in raising capital, (iv) the market and projected market for our existing and planned products, and success in penetrating those markets and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

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